UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 1, 2008
Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

We previously disclosed our acquisition by merger of American Financial Realty Trust on Form 8-K filed on April 7, 2008.  That Form 8-K was filed without the requisite financial information.  Accordingly, we are filing this Form 8-K/A to include such financial information.

Item 9.01       Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of March 31, 2008

Pro Forma Condensed Consolidated Income Statement (Unaudited) for the three months ended March 31, 2008

Pro Forma Condensed Consolidated Income Statement (Unaudited) for the year ended December 31, 2007

Notes to Pro Forma Financial Statement Information

On April 1, 2008 Gramercy Capital Corp., or the Company, completed the acquisition of American Financial Realty Trust (NYSE: AFR), or American Financial, in a transaction with a total value of approximately $3.4 billion, including the assumption of approximately $1.5 billion of American Financial’s secured debt and repayment of American Financial’s convertible notes and credit facilities totaling approximately $712 million, or the Merger.  The Company obtained debt financing from Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and SL Green Realty Corp, or SL Green, for the cash portion of the consideration in an amount equal to $850 million, or the Acquisition Loan. The acquisition combined the existing operating platforms of American Financial and the Company, creates an integrated commercial real estate finance and operating company, transforming the Company from a pure specialty finance company into a $7.5 billion diversified enterprise with complementary business lines consisting of commercial real estate finance and property investments. As a result of the acquisition, the Company has added approximately 29.2 million square feet of commercial real estate in 38 states and the District of Columbia to its $4.1 billion of loans and other lending investments, CMBS, net lease properties and other assets.

Subsequent to the merger, the combined company is externally managed and advised by GKK Manager LLC, a majority-owned subsidiary of SL Green, or the Manager.

The following unaudited pro forma combined financial statements are based on our historical consolidated financial statements and American Financial’s historical consolidated financial statements and adjusted to give effect to the Merger and certain related transactions. The unaudited pro forma combined statements of operations for the three months ended March 31, 2008 and the twelve months ended December 31, 2007 give effect to the Merger and certain related transactions as if it had occurred on January 1, 2007. The unaudited pro forma combined balance sheet as of March 31, 2008 gives effect to the Merger and certain related transactions as it had occurred on March 31, 2008.

The historical consolidated financial statements of the Company are contained in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information on file with the Securities and Exchange Commission, or the SEC, as previously filed.  The historical consolidated financial statements of American Financial are contained as exhibits 99.1 and 99.2 to this Form 8-K.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical consolidated financial statements of both companies, including the respective notes thereto.

In the opinion of management, the pro forma condensed consolidated financial information provides for all significant adjustments necessary to reflect the effects of the above transaction.  The pro forma adjustments and the purchase price allocation, as presented, are based on estimates and certain other information that is currently available to the Company’s management, and is subject to change.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transaction and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

The purchase price was determined as follows (amounts in thousands, except share and per share data):

Outstanding common shares of American Financial (including the assumed conversion of American Financial OP units, stock options and awards under American Financial’s multi-year equity compensation plan, prior to the Merger)	129,256,399

Cash consideration ($5.50 per share)	$710,910
Common stock consideration (1)	378,676

Additional cash consideration equal to a portion of Gramercy’s special common stock dividend declared (2)	31,270
Purchase of minority interest in American Financial	14,497
Estimated Merger costs(3)	100,700

Total consideration	1,236,053
Repayment of American Financial’s convertible notes and credit facilities at closing	712,328
Assumption of American Financial’s liabilities	1,476,729

Total purchase price	$3,425,110

(1)

Reflects the outstanding common shares of American Financial multiplied by (a) the fixed exchange ratio of 0.12096 shares of the Company’s common stock for each American Financial common share and (b) the closing price of the Company’s common stock on the New York Stock Exchange on November 2, 2007 of $24.22 per share, the last trading day before the Merger was publicly announced.

(2)

Represents the outstanding common shares of American Financial multiplied by (a) the fixed exchange ratio of 0.12096 shares of the Company’s common stock for each American Financial common share and (b) $2.00, which represents the special dividend per share of the Company’s common stock declared on November 28, 2007 and paid on January 15, 2008 to stockholders of record on December 31, 2007.

(3)	Total Merger costs are estimated as follows:

Transfer taxes, recording fees, insurance, financing and other real estate costs	$35,515
Financial advisory fees	40,125
Legal, accounting and other fees and costs	19,812
Employee and executive termination, severance and other related costs	5,248

Total Merger costs	$100,700

Gramercy Capital Corp.
Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
As of March 31, 2008
(Amounts in thousands, except share and per share data)

	Gramercy Capital Corp. Historical	American Financial Realty Trust Historical	American Financial Realty Trust Merger Adjustments	Gramercy Capital Corp. Pro Forma Adjustments			Gramercy Capital Corp. Pro Forma

Assets:
Cash and cash equivalents	$307,647	$155,356	$(446,603)	$212,685	(a),(h),(i	)	$229,085
Restricted cash	75,547	125,904	525	63,347	(a	)	265,323
Loans and other lending investments, net	2,358,732	—	—	(75,000)	(a	)	2,283,732
Real estate assets, net	240,835	2,092,686	(61,598)	985,350	(b),(c),(d	)	3,257,273
Commercial mortgage-backed securities	835,922	—	—	—			835,922
Loans and real estate assets held for sale, net	195,178	208,388	(71,904)	—	(u	)	331,662
Accrued interest and other receivables	21,197	71,198	3,626	(14,164)	(d),(u	)	81,857
Pledged treasury securities	—	100,045	—	9,885	(e	)	109,930
Deferred costs	43,954	60,248	(60,248)	60,886	(c), (f	)	104,840
Intangible assets	—	265,888	(142,589)	(1,989)	(f	)	121,310
Other assets	50,709	38,732	(14,889)	(20,326)	(g	)	54,226
Total assets	$4,129,721	$3,118,445	$(793,680)	$1,220,674			$7,675,160

Liabilities and Stockholders’ Equity:
Repurchase agreements	$166,777	$—	$—	$—			$166,777
Credit facilities and the Acquisition Loan	50,000	190,077	—	994,923	(h	)	1,235,000
Collateralized debt obligations	2,721,700	—	—	—			2,721,700
Mortgage notes payable	153,624	1,428,654	41,241	(161,280)	(e	)	1,462,239
Convertible mortgage notes	—	446,603	(446,603)		(i	)	—
Management and incentive fees payable	5,735	—	—	—			5,735
Dividends payable	24,280	—	—	—			24,280
Accounts payable and accrued expenses	21,921	3,925	118	—			25,964
Fair value of below-market leases, net	—	43,071	535,571	375	(b	)	579,017
Deferred revenue	—	262,311	(262,311)		(f	)	—
Liabilities related to assets held for sale	—	72,932	(45,679)	—			27,253
Derivative instruments, at fair value	116,148		—	—			116,148
Accrued interest and other liabilities	12,432	67,458	(17,436)	19,991	(j),(k),(m	)	82,445
Junior subordinated deferrable interest debentures	150,000	—	—	—			150,000
Total liabilities	3,422,617	2,515,031	(195,099)	854,009			6,596,558

Commitments and contingencies

Stockholders’ Equity:
Minority interest	—	4,833	—	—			4,833
Common stock, par value $0.001, 100,000,000 shares authorized, 34,853,911 and 51,133,552 shares issued and outstanding on a historical and pro forma basis, respectively	34	132	(132)	16	(l	)	50
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $115,000, 4,600,000 shares authorized & issued	111,205	—	—	—	—		111,205
Additional paid-in-capital	687,426	1,397,158	(1,397,158)	378,660	(f), (l	)	1,066,086
Common shares held in treasury at cost	—	(34,990)	34,990	—	(f	)	—
Accumulated other comprehensive income	(108,859)	(6,753)	6,753	—	(f	)	(108,859)
Retained earnings	17,298	(756,966)	756,966	(12,011)			5,287
Total stockholders’ equity	707,104	603,414	(598,581)	366,665			1,078,602
Total liabilities and stockholders’ equity	$4,129,721	$3,118,445	$(793,680)	$1,220,674			$7,675,160

Gramercy Capital Corp.
Pro Forma Condensed Consolidated Income Statement
(Unaudited)
For the Three Months Ended March 31, 2008
(Amounts in thousands, except share and per share data)

	Gramercy Capital Corp. Historical	American Financial Realty Trust Historical	American Financial Realty Trust Merger Adjustments			Gramercy Capital Corp. Pro Forma Adjustments			Gramercy Capital Corp. Pro Forma

Revenues
Investment income	$74,595	$—	$—			$—			$74,595
Rental revenue, net	3,699	61,555	14,219	(n), (u	)	—			79,473
Operating expense reimbursements	—	32,844	338	(u	)	—			33,182
Gain on sales and other income	7,797	2,272	18	(u	)	—			10,087
Total revenues	86,091	96,671	14,575			—			197,337

Expenses
Interest expense	41,443	30,353	(8,928)	(o), (u	)	22,829	(p	)	85,697
Property operating expenses	—	46,106	2,160	(u	)	—			48,266
Management fees	7,145	—	—			2,488	(q	)	9,633
Incentive fee	2,496	—	—			3,528	(t	)	6,024
Depreciation and amortization	1,830	30,189	(13,118)	(r), (u	)	—			18,901
Marketing, general and administrative	2,804	10,205	(9,465)	(s), (u	)	88	(s	)	3,632
Provision for loan loss	8,000	—	—			—			8,000
Total expenses	63,718	116,853	(29,351)			28,933			180,153
Income before equity in net income (loss) of unconsolidated joint ventures and provision for taxes	22,373	(20,182)	43,926			(28,933)			17,184
Equity in net income (loss) of unconsolidated joint ventures	3,109	(542)	—			—			2,567
Income (loss) from continuing operations before provision for taxes and discontinued operations	25,482	(20,724)	43,926			(28,933)			19,751
Minority interest	—	1,220	749	(u	)	—			1,969
Discontinued operations	—	10,024	(340)	(u	)	—			9,684
Provision for taxes	(11)	—	—			—			(11)
Net income (loss)	25,471	(9,480)	44,335			(28,933)			31,393
Preferred stock dividends	(2,336)	—	—			—			(2,336)
Net income (loss) available to common stockholders	$23,135	$(9,480)	$44,335			$(28,933)			$29,057

Basic earnings per share:
Net income available to common stockholders	$0.66								$0.57
Diluted earnings per share:
Net income available to common stockholders	$0.66								$0.57
Dividends per common share	$0.63								$0.63
Basic weighted average common shares outstanding	34,854								51,134
Diluted weighted average common shares and common share equivalents outstanding	35,015								51,295

Gramercy Capital Corp.
Pro Forma Condensed Consolidated Income Statement
(Unaudited)
For the Year Ended December 31, 2007
(Amounts in thousands, except share and per share data)

	Gramercy Capital Corp. Historical	American Financial Realty Trust Historical	American Financial Realty Trust Merger Adjustments			Gramercy Capital Corp. Pro Forma Adjustments			Gramercy Capital Corp. Pro Forma

Revenues
Investment income	$297,712	$—	$—			$—			$297,712
Rental revenue, net	10,242	239,114	56,417	(n), (u	)	—			305,773
Operating expense reimbursements	—	133,786	863	(u	)	—			134,649
Gain on sales and other income	19,331	12,510	66	(u	)	—			31,907
Total revenues	327,285	385,410	57,346			—			770,041

Expenses
Interest expense	177,611	128,423	(31,851)	(o), (u	)	91,521	(p	)	365,704
Property operating expenses	—	188,276	4,296	(u	)	—			192,572
Management fees	22,671	—	—			9,947	(q	)	32,618
Incentive fee	32,235	—	—			—	(t	)	32,235
Depreciation and amortization	4,623	119,556	(51,272)	(r), (u	)	—			72,907
Marketing, general and administrative	13,557	29,353	(25,583)	(s), (u	)	721	(s	)	18,048
Provision for loan loss	9,398	—	—			—			9,398
Total expenses	260,095	465,608	(104,410)			102,189			723,482
Income before equity in net income (loss) of unconsolidated joint ventures and provision for taxes	67,190	(80,198)	161,756			(102,189)			46,559
Equity in net income (loss) of unconsolidated joint ventures	3,513	(2,878)	—			—			635
Income (loss) from continuing operations before provision for taxes and discontinued operations	70,703	(83,076)	161,756			(102,189)			47,194
Minority interest	—	1,174	(203)	(u	)	—			971
Discontinued operations	92,235	32,391	3,093	(u	)	—			127,719
Provision for taxes	(1,341)	—	—			—			(1,341)
Net income (loss)	161,597	(49,511)	164,646			(102,189)			174,543
Preferred stock dividends	(6,567)	—	—			—			(6,567)
Net income (loss) available to common stockholders	$155,030	$(49,511)	$164,646			$(102,189)			$167,976

Basic earnings per share:
Net income available to common stockholders	$5.54								$3.80
Diluted earnings per share:
Net income available to common stockholders	$5.28								$3.67
Dividends per common share	$4.45								$4.45
Basic weighted average common shares outstanding	27,968								44,248
Diluted weighted average common shares and common share equivalents outstanding	29,379								45,774

Gramercy Capital Corp.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(Amounts in thousands, except share and per share data)

(a)   Cash & cash equivalents represents the payments made at closing in accordance with the terms of the merger agreement, including: (i) $5.50 per share (approximately $711.0 million) of cash consideration paid to American Financial shareholders, (ii) additional cash consideration equal to a portion of the $2.00 per share (approximately $31.0 million) of the Company’s common stock special dividend on the converted American Financial shares, and (iii) Merger costs and cost incurred by the Company in connection with the Acquisition Loan, including $66.0 million; reduced by a loan to American Financial in the amount of $75.0 million, which became an intercompany loan after the acquisition and was eliminated in the consolidation.

Restricted cash represents (i) loan reserve $46.3 million related to the $850.0 million Acquisition Loan provided by Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and SL Green and (ii) $12.0 million of line of credits from American Financial.

(b)   Reflects preliminary purchase price allocations, which may differ from the actual purchase price allocations upon realization of any accrued costs and the final determination of certain intangible assets and liabilities.  Real estate includes intangible assets for the estimated fair value attributable to above- and below- market leases.  The purchase price has been allocated as follows:

Value to be allocated to assets, based upon Merger consideration	$3,425,110
Add: estimated fair value of above- and below- market leases, net	579,017
Repayment of American Financial’s convertible notes and credit facilities at closing	(712,328)
Less: estimated fair value of American Financial’s non-real estate assets acquired	(154,051)
Fair value of acquired American Financial consolidated real estate, net	$3,137,748

Purchase price allocation
Land	$600,583
Building and improvements	2,402,331
Investments in joint ventures	13,524
In-place leases	121,310
Fair value of acquired American Financial consolidated real estate, net	$3,137,748

(c)   Includes the reclassification of $9.4 million to deferred costs previously included with real estate assets, net, and recognition of $ 51.5 million of estimated costs for the Acquisition Loan.

(d)   Includes the reclassification of $9.7 million to accrued interest and other receivables previously included with real estate assets, net and $2.3 million of prepaid interest paid related to the $850.0 million Acquisition Loan provided by Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and SL Green, reduced by elimination of straight line rent adjustment of $22.7 million previously recorded in American Financial’s historical balance.

(e)   Represents adjustment of the balance to fair market value upon acquisition.

(f)    Represents the elimination of American Financial’s historical balance.

(g)   Represents the elimination of American Financial’s historical prepaid and other assets of $15.1 million and the reallocation of $20.2 million to deferred costs.

(h)   Represents the net proceeds from total of $1.185 billion of financing entered into by the Company in connection with the Merger.  This includes the $850.0 million Acquisition Loan provided by Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and SL Green and a $240.0 million Wachovia credit facility. This increase was reduced by a $95.0 million repayment of a $190.0 million credit facility from Deutsche Bank upon the closing of the Merger.

(i)    Represents the repayment of American Financial’s convertible mortgage notes pursuant to the change in control provisions of the underlying notes.  Under the indenture governing these notes, the Company was obligated upon completion of the Merger to offer to purchase these notes for cash.  All outstanding principal of the notes was tendered on April 2, 2008.

(j)    Represents the elimination of a portion of American Financial’s historical accrued interest and other liabilities, primarily comprised of accrued interest on the convertible mortgage notes and accrued interest on American Financial’s existing credit facility, both of which were repaid in part or in full at the closing of the Merger.  In addition, a portion of accrued compensation costs have been eliminated as the Company is and will remain externally managed and advised by the Manager and therefore a significant portion of compensation costs are borne by the Manager subsequent to the Merger.

(k)   Includes the $28.2 million of estimated Merger costs and cost incurred by the Company in connection with the Acquisition Loan, and reduced by the payment of accrued interest $4.7 million upon completion of the Merger and $3.5 million adjustment made to historical straight-line rents.

(l)    Includes the elimination of American Financial’s historical stockholders’ equity and the issuance of shares of the Company common stock in connection with the Merger.  The calculation for the issuance of the Company common stock is as follows:

Outstanding common shares of American Financial	129,256,399
Fixed conversion ratio	0.12096
Number of shares of common stock to be issued at par value of $0.001	15,634,854
Stock price on the last trading day preceding the public announcement of the Merger	$24.22
Assumed value of common stock to be issued	$378,676

(m)  Includes 644,787 shares of common stock issued to SL Green after the date of the Merger as part of acquisition advisory costs.

(n)   Comprised of the adjustment made to historical straight-line rents to account for the new commencement period that begins at the closing of the Merger and the adjustment to rental revenue for the amortization of above- and below- market rents over the remaining lease terms of $16.3 million.

(o)   Represents adjustments made to reduce interest expense related to the $712.3 million of existing American Financial debt that was repaid at closing.  Under the indenture governing the convertible notes, the Company was obligated upon completion of the Merger to offer to purchase these notes for cash.  All outstanding principal of the notes was tendered on April 2, 2008.

(p)   Represents increase to interest expense associated with the Acquisition Loan.

	3/31/08	12/31/07

Borrowing under committed Acquisition Loan	$850,000	$850,000
Average interest rate (LIBOR plus credit spread of 435 bps)	7.05%	7.05%
Interest expense	$15,148	$60,757
Borrowing from Wachovia - PB Capital Corporation	$240,000	$240,000
Average interest rate (LIBOR plus credit spread of 165 bps)	4.35%	4.35%
Interest expense	$2,639	$10,585
Borrowing from Deutsche Bank	$95,000	$95,000
Average interest rate (LIBOR plus credit spread of 300 bps)	5.70%	5.70%
Interest expense	$1,369	$5,490
Amortization of the fair market value adjustment to debt	$(556)	$(2,228)
Amortization of deferred financing costs associated with the Acquisition Loan	$4,229	$16,917
Total interest expense adjustment	$22,829	$91,521

(q)   Represents adjustments to fees payable to the Manager as a result of increases in stockholder’s equity on which management fees are assessed and increases in book value on which asset servicing fees are assessed.  Also reflects increases to the outsource fee to reflect a recent amendment to the agreement that became effective upon, and subject to, the Merger increasing the fee payable thereunder from $1,343 to $2,685 for the year ended December 31, 2007 and from $341 to $683 for the three months ended March 31, 2008.

(r)    Represents depreciation adjustment relating to real estate acquired from American Financial in connection with the Merger based upon the estimated purchase price allocation.

(s)   Represents adjustments made to eliminate American Financial’s historical salary expense, other than those who are now employed by the Manager. Also reflects cost reductions in marketing, general and administrative expenses of both American financial and the Company of $6,561 and $8,693 for the three months ended March 31, 2008 and for the year ended December 31, 2007, respectively.

(t)    In accordance with the incentive fee provisions of the partnership agreement of the GKK Capital LP, or the Gramercy OP, owners of Class B limited partner interests are entitled to an incentive return equal to 25% of the amount by which Funds from Operations, or FFO, plus certain accounting gains (as defined in the partnership agreement of the Gramercy OP) exceed the product of the Company’s weighted average stockholders equity (as defined in the partnership agreement of the Gramercy OP) multiplied by 9.5% (divided by four to adjust for quarterly calculations, or the Threshold Amount.  Incentive fees increased in the pro forma three months ended March 31, 2008 as a result of increases to FFO in excess of the Threshold Amount, which exceeded the impact of the issuance of shares of the Company’s common stock in connection with the Merger.

(u)   Represents adjustments related to the discontinued operations of real estate assets the Company has designated as available for sale in addition to the assets American Financial had previously designated as held for sale.

(c) Exhibits

23.1         Consent of KPMG LLP.

99.1         Financial Statements of American Financial Realty Trust as of December 31, 2006 and 2007 and for the years ended December 31, 2005, 2006 and 2007.

99.2         Financial Statements of American Financial Realty Trust, as of, and for the quarter ended, March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2008

GRAMERCY CAPITAL CORP.

By:	/s/ John B. Roche
	Name:	John B. Roche
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Document

23.1	Consent of KPMG LLP.
99.1	Financial Statements of American Financial Realty Trust as of December 31, 2006 and 2007 and for the years ended December 31, 2005, 2006 and 2007.
99.2	Financial Statements of American Financial Realty Trust, as of, and for the quarter ended, March 31, 2008.